UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BOEING COMPANY

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Investor Update

Executive Summary Independent and Diverse Board of Directors Experienced and highly qualified Board provides thoughtful and independent oversight and maintains the appropriate balance of skills and tenure Seven independent directors, in addition to a new director nominee, have been added since 2019 as part of the Board’s deliberate refreshment efforts Pay Opportunities and Outcomes Aligned With Performance Our compensation program is working as intended: Annual awards were earned from 50% to 122% of target (depending on business unit and individual performance) following a year of significant progress and stock performance that outpaced our peers and the broader market Long-term performance awards paid out at zero because goals were not met, and CEO 2020 supplemental award did not vest because certain goals were determined unachievable Target incentive opportunities for our CEO are based on the Board’s recognition of his depth of experience, proven leadership capabilities, sustained strong performance, and to ensure pay opportunities remains market-competitive Adjustment of FCF component within the Annual Incentive was quantified at the time of goal setting, only partially applied, and reflected the impact from a situation outside of management's control Premium-priced stock options designed only to deliver value to NEOs after achieving meaningful shareholder returns Shareholder Proposal Topics Already Effectively Disclosed and Managed Committed to continually advancing our ESG practices and disclosures in ways that create value for our shareholders Our existing management strategies, disclosures and policies already in place render the requests put forward in the shareholder proposals unnecessary

Company Overview Boeing at a Glance The world’s most diversified aerospace and defense company Develops, produces, and markets commercial jet airplanes to global airlines Offers superior design, efficiency and value to customers Boeing 7-series family of airplanes leads the industry Commercial Airplanes Defense, Space & Security Global Services Provides services to commercial and defense customers worldwide Services include supply chain management, engineering, maintenance, upgrades, and conversions Further offerings such as pilot and maintenance training systems and services, technical and maintenance documents, and data analytics Business Segments Researches, develops, produces, and modifies: Manned and unmanned military airplanes Weapons systems Strategic defense and intelligence systems Satellite systems Space exploration capabilities 2022-2031 Aerospace Market Outlook $9.6T Boeing is a leading global provider of commercial airplanes, defense, space and security systems, and global services Global Services $3.3 Trillion* Defense, Space & Security $2.8 Trillion Commercial Airplanes $3.5 Trillion* * 2022 outlooks exclude Russia

Business and Performance update 2022 was an important year in our recovery; well positioned for 2023 Live our values Rebuild trust Inculcate safety and quality management systems and lean Restore operational stability and business health Invest in capabilities for Boeing’s future Attract, retain and develop the best global, diverse talent, intent on building careers in aerospace Priorities Boeing’s 2022 by the Numbers Delivered 387 737 airplanes Hired approximately 23,000 new Boeing employees $197M donated from Boeing to support global community engagement efforts Invested about $4B in R&D, as well as capital expenditures on infrastructure, factories, labs and manufacturing centers Powered Artemis’ first mission to the moon with the SLS core stage Generated $2.3B of free cash flow Despite a challenging year, our total shareholder return outperformed our peers and the S&P 500 1Source: Compustat. As of last day of company FY end month: 12/31/2022 2Capital IQ, reflecting performance from 12/31/2021 to 12/30/2022 inclusive of the following peer companies weighted by market cap: AIR, 3MM, CVX, F, LMT, PG, T, CSCO, GD, INTC, MSFT, RTX, VZ, CAT, XOM, JNJ, NOC, UPS, IBM Note: Data is current as of Dec. 31, 2022 1 2 1

ACTIVE REFRESHMENT OF BOARD

BOEING



Larry Kellner

Independent Chair, Boeing

Former Chairman & CEO, Continental Airlines



Robert Bradway

Chair, Finance Committee

Chairman & CEO, Amgen



Lynn Good

Chair, Compensation Committee

Chairman, President & CEO, Duke Energy



Akhil Johri

Chair, Audit Committee

Former Executive VP & CFO, United Technologies



David Joyce

Chair, Aerospace Safety Committee

Former President & CEO, GE Aviation



Adm. John Richardson

Chair, Special Programs Committee

31st Chief of Naval Operations, U.S. Navy



Ronald Williams

Chair, Governance & Public Policy Committee

Former Chairman, President & CEO, Aetna



David Calhoun

President & CEO

Boeing



Lynne Doughtie

Former U.S. Chairman & CEO, KPMG



David Gitlin

Chairman & CEO, Carrier Global

Jun 2022



Lt. Gen. Stayce Harris

Former United Airlines Pilot; Former Inspector General, U.S. Air Force



Steven Mollenkopf

Former CEO, Qualcomm



Sabrina Soussan[1]

Chairman & CEO, Suez SA

Apr 2023

Recent Board Refreshment

March 2023

- Announced that Sabrina Soussan is being nominated for election to the Board at the 2023 Annual Meeting
- Soussan brings **an international perspective and extensive experience** in heavy manufacturing, cybersecurity, product safety and human capital management

June 2022

- David Gitlin elected to the Board
- Gitlin brings **more than 20 years of aerospace industry experience** as well as experience in manufacturing, safety and sustainable innovation

Since 2019

- **Seven independent directors have been added to the Board, in addition to a new director nominated for election,** as part of its refreshment efforts
- These directors collectively bring **significant experience in aerospace, safety, engineering, manufacturing, cyber, risk oversight, audit and finance**

[1]Subject to, and effective upon, her election at the annual meeting

Board committed to adding new members who bring relevant skill sets and fresh perspectives

Copyright © 2023 Boeing. All rights reserved.

5

DIVERSE BOARD WITH BROAD MIX OF SKILLS

BOEING

	BRADWAY	CALHOUN	DOUGHTIE	GITLIN	GOOD	HARRIS	JOHRI	JOYCE	KELLNER	MOLLENKOPF	RICHARDSON	SOUSSAN	WILLIAMS
In-Depth Aerospace Expertise		✓		✓		✓	✓	✓	✓				
Engineering/Technology Leadership	✓	✓		✓	✓	✓		✓	✓	✓	✓	✓	
Complex Manufacturing Expertise	✓	✓		✓			✓	✓		✓		✓	
Safety	✓	✓		✓	✓	✓		✓	✓		✓	✓	
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Highly Regulated Industry Experience	✓	✓	✓	✓	✓		✓	✓	✓			✓	✓
Current or Former CEO of a Large Company	✓	✓	✓	✓	✓				✓	✓		✓	✓
Climate Change	✓	✓		✓	✓				✓			✓	
Fortune 500 Board Experience	✓	✓		✓	✓		✓		✓	✓	✓		✓
International Leadership	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓	
Senior Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Senior U.S. Government/Military Experience						✓					✓		
Former Fortune 500 CFO	✓				✓		✓		✓				

Note: Data reflects 2023 director nominees

Board Diversity: 46% Total Diversity

Gender


4
31% Diverse
9

Ethnicity/Race


3
23% Diverse
10

Independence


1
92%
12

Veterans

2

Tenure

0-3 years ● ● ● ● ● ● ● ●

4-8 years ● ●

9-14 years ● ● ●

~5 yrs Average

Boeing's highly qualified, diverse Board brings range of experience in areas critical to our long-term strategy

Copyright © 2023 Boeing. All rights reserved.

6

Element Vehicle Metrics and Key Features* Base Salary Cash Based on skills, experience, and demonstrated performance Annual Incentive Cash Payouts dependent on a Company Performance Score that is comprised of a Financial Performance Score (based 50% on total company performance and 50% on business unit performance) and an Operational Performance Score Total Company Financial Performance Score: Free Cash Flow (75%) Core EPS (25%) Business Unit Financial Performance Score: Commercial Airplanes: Free Cash Flow (75%) and Operating Earnings (25%) Defense, Space & Security and Global Services: Free Cash Flow (50%), Operating Earnings (25%), and Revenue (25%) For those not dedicated to one business unit, the business unit score is the average of the three scores Operational Performance Score: Designed to drive improvement in product safety, employee safety, and quality based on quantitative and qualitative results Includes two additional focus areas of climate and equity, diversity and inclusion (ED&I) Long-Term Incentive for Executive Officers Premium-priced stock options (50%) Must deliver meaningful shareholder return before the options provide value Exercise price set at 120% of the grant date value; maximum exercise period is seven years given a three-year vesting period Incorporates above median relative total shareholder return performance metric which can reduce exercise price to 110% of grant value Vesting is contingent upon completion of Safety Management System training RSUs (50%) Subject to three-year vesting Vesting is contingent upon completion of Safety Management System training 2022 Executive officer Compensation Compensation program aligns executive incentives with shareholder interests * All annual incentive payouts are impacted by individual performance scores, which includes input from the Aerospace Safety and Governance & Public Policy Committees Spotlight on Premium-priced Stock Options The premium-priced stock options only deliver value to our NEOs after achieving meaningful returns for our shareholders Exercise price set at 20% premium over the closing price of grant date fair value Grant date fair value: $217.48 Premium price: $260.98 Exercise premium will be reduced from 20% to 10% only in the case of above median performance on total shareholder return measured during the vesting period compared to peers (plus Airbus) Investors and ISS have previously expressed support for the structure of the PPSO awards and that together with the TSR component, describe them as being meaningfully performance based However, without any change in structure, ISS now determines the target as “merely median TSR” as compared with its previous analysis of “above median TSR” - which we feel more accurately describes the hurdle New in 2022 New in 2022 New in 2022

Summary of Individual Performance Differentiation based on individual executive achievements, contributions, and performance s Individual performance scores Allow for differentiation among executives and reward specific initiatives aligned with our core values and are necessary to help achieve our commitments Reflect the Compensation Committee’s evaluation of each executive’s business achievements, contributions and overall organization performance Incorporate how each executive performed with respect to safety, quality, integrity and sustainability, as well as key leadership behaviors, which are evaluated under the Seek, Speak & Listen framework Chief Executive Officer Individual Performance Score David Calhoun 110% This individual score reflected the Board’s assessment of Mr. Calhoun’s effective leadership of the Company during 2022, including the following accomplishments: Led continued transformation of our Safety First strategic objectives Drove creation of a record number of engineering design practices and deployed teams to accelerate implementation Achieved positive free cash flow for the first year since 2018 Enforced and modeled the Company’s strong commitment to transparency Prioritized and managed targeted investments in autonomy capability, sustainability, digital enablement, engineering and software development, and talent acquisition Strengthened our culture of safety, quality and transparency by championing Seek, Speak & Listen behaviors The Compensation Committee has a robust process in place to assign individual performance scores which has been thoughtfully determined since its implementation

PAY ALIGNED WITH PERFORMANCE

BOEING


CEO
Target Value1 vs. Current Value2
$24.0
$18.0
$12.0
$6.0
$-
Millions
$17.9
$1.4
↓92%
$19.9
$12.2
↓39%
$21.2
$12.6
↓41%
$19.7
$8.7
↓56%
2020
2021
2022
2020-2022 Average


OTHER NEOS (AVERAGE)
Target Value1 vs. Current Value2
$9.0
$6.0
$3.0
$-
Millions
$5.2
$2.1
↓60%
$6.0
$3.8
↓37%
$7.0
$4.4
↓37%
$6.1
$3.4
↓44%
2020
2021
2022
2020-2022 Average

(1) Includes base salary, annual incentive target, and long-term incentive awards and supplemental incentive awards at grant date target value during the period 2020-2022 (but excluding, for the CEO, the value of $10M supplemental buy-out award granted upon hire in Feb. 2020)
(2) Includes base salary, annual incentive actually paid, and current value of long-term incentive awards and supplemental incentive awards assuming (a) a $200 share price and (b) $0 intrinsic value for all outstanding premium-priced stock options

NEO target value versus current value demonstrates pay for performance alignment

Copyright © 2023 Boeing. All rights reserved.
9

Differentiated payouts to our NEOs tied directly to performance Key results driving 2022 Annual Incentive payouts: Free cash flow positive in 2022 for the first time since 2018 $66.6B in 2022 revenue (+7% growth over 2021) 480 commercial airplanes delivered (+41% over 2021) Achieved product safety, climate and equity, diversity & inclusion operational performance targets Rigorous targets consistent with pay for performance philosophy: Majority of 2022 financial performance targets increased compared to 2021 results and operational performance targets remained consistently challenging year-over-year Targets were designed to be challenging but achievable in light of the continuing effects of the COVID-19 pandemic, global supply chain instability and geopolitical situations Incorporates expectations regarding the probability of achieving performance goals, key risks and a degree of “stretch” to appropriately incentivize superior performance In response to shareholder feedback, included clear disclosure of minimum, target and maximum payout opportunities 2022 Annual Incentive Performance Results Company Performance Scores Commercial Airplanes 116% Defense, Space & Security 71% Global Services 148% Enterprise 111% Ultimate payouts for NEOs ranged from ~50% to 122% of target Annual Incentive Adjustment At the time the 2022 AIP goals were set, the Compensation Committee identified and quantified a potential adjustment to free cash flow (FCF) in the event that the Company would not be able to make planned deliveries to, or maintain contractual obligations with, Chinese customers for reasons outside management’s control At the conclusion of 2022, following a thorough evaluation of the circumstances, the Compensation Committee adjusted the FCF results by a portion, but not the entirety, of the previously identified amount The resulting adjusted FCF results more accurately reflect underlying performance during the period, appropriately aligning it with pay outcomes AIP Outcomes Aligned with Performance

Key results driving 2020 – 2022 Long-Term Incentive payouts: The severe impact of the pandemic on global air travel and our business operations, the grounding of the 737 MAX and the pause in 787 deliveries were primary drivers of our long-term incentive outcomes Rigorous targets consistent with pay for performance philosophy: Targets are set to incentivize performance that will lead to shareholder value creation Compensation Committee made no adjustments to the performance metrics and targets for performance awards and PBRSUs after they were set in February 2020, prior to the onset of the COVID-19 pandemic Long-Term Incentive payouts tied directly to performance 25% Core EPS 25% Revenue Target: $21.65 Actual: ($43.75) Target: ($3.2B) Actual: ($21.8B) Target: $306.4B Actual: $187.1B Relative Total Shareholder Return #17 of 21 | 20th percentile1 2020-2022 PBRSU Results Long-Term Incentive Results We did not meet the goals set (which were not subsequently adjusted) for the 2020-2022 long-term incentive awards and consistent with our pay for performance philosophy, none of those awards were earned 2020-2022 Performance Award Payout: 0% 2020-2022 PBRSU Payout: 0% 1As compared to peer group plus Airbus Long-Term Incentive Payouts 2020-2022 Performance Award Targets, Weightings and Outcomes LTI Outcomes Aligned with performance

Looking Ahead to 2023 Compensation Further aligning executive compensation with the long-term interests of our shareholders 2023 Annual Incentive Plan Based on Total Company, Business Unit and Individual Performance Financial Performance Operational Performance Company weighting and business unit level weightings of 67% and 33% respectively Target performance will correspond to an unweighted score of 100% Weighted payout range will be 0 to 150% Target performance will correspond to an unweighted score of 100% Weighted payout range will be 0 to 50% Product safety and SMS efforts will be measured through new stability goal tied to delivery performance Individual Performance Tailored safety metrics developed by the Compensation Committee with input from the Aerospace Safety Committee and Chief Aerospace Safety Officer Heightened focus on each leader’s oversight of product safety and safety-related considerations Continued requirement to complete Safety Management System training to qualify for any payout under the Annual Incentive Plan 2023-2025 Long-Term Incentive Awards Instead of premium-priced stock options (50%) and RSUs (50%), our plan will be comprised of PRSUs (55%) and RSUs (45%) PRSUs will feature: Payout range of 0 to 200% of the target number of units granted Performance goals are measured against cumulative free cash flow Target performance will correspond to a payout level of 100% Payout contingent upon the executive completing SMS training CEO’s 2023-2025 Long-Term Incentive Awards Consistent with our prior practices, Mr. Calhoun’s 2023 awards contain features to maintain the link between his compensation and long-term shareholder interests: Vested and earned shares will be distributed in ten annual installments commencing the year following his separation from the Company Special CEO Grant In February 2023, the Board approved a special award of 25,000 time-vested RSUs for Mr. Calhoun Matches the number of Company shares purchased by Mr. Calhoun on November 4, 2022, and will vest in two equal installments on each of the first and second anniversaries of the grant date Vested shares will not be distributed until the later of the fourth anniversary of the grant date or Mr. Calhoun’s separation from the Company Reflects the Board’s recognition of Mr. Calhoun’s leadership during a critical period for the Company and will strengthen retention

Committed to regular and ongoing Board refreshment, including four new directors since 2021; most recently appointing David Gitlin in June 2022 and nominating Sabrina Soussan at the 2023 Annual Meeting Amended the Governance & Public Policy Committee Charter to explicitly outline in the Committee’s responsibilities the review of developments and trends in political advocacy and sustainability, among other topics Actions since 2021 based on discussions with shareholders: Corporate Governance Executive Compensation Sustainability & Human Capital Management Disclosure of Political Advocacy Published a report on if, and how, we meet the criteria of the Net Zero Indicator, including Scope 3 Use of Sold Product emissions, in response to a Board supported shareholder proposal Issued our 2022 Global Equity, Diversity & Inclusion Report, including progress made toward our 2025 aspirations, and publicly disclosed our EEO-1 Report Published our second comprehensive Sustainability Report, including our 2030 sustainability goals Published our first Chief Aerospace Safety Officer Report, highlighting significant actions taken on our safety journey Added two goals on climate and ED&I to the operational performance score in the Annual Incentive Plan for 2022 Continued focus on safety with a newly incorporated requirement that executives must complete Safety Management System training as a condition of vesting in the long-term incentive awards Provided additional detail regarding (1) the Board’s oversight of political advocacy, including the Governance & Public Policy Committee’s enhanced oversight role, (2) direct lobbying, and (3) our political contributions guidelines and political action committee processes and oversight Expanded disclosures of our trade association relationships to include contributions of $25,000 or more per year and the percentage of these amounts used for lobbying activities Robust Shareholder Outreach Program Consistent record of discussing and acting upon shareholder feedback

Item 6. Shareholder proposal regarding A China report THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL The Board believes that our existing risk management strategies, disclosures and supply chain management programs already adequately address the proposal’s concerns Proponent: National Legal and Policy Center (NLPC) Boeing regularly assesses significant risks to the Company, including geopolitical risk and relationships with both U.S. and non-U.S. customers and suppliers The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management and regularly reviews strategic, operational, financial, compensation and compliance risks with senior management Boeing provides extensive existing public disclosures of its operations in, and relationships with firms in, China Since we already provide detailed information on our operations and risk management in China (for example, in our 2022 Annual Report on Form 10-K), the report requested could in fact be misleading as it may suggest an imbalance in our current disclosures Singling out particular countries or groups of customers for scrutiny would be misleading to shareholders and potentially damage the Company’s relationships with customers, suppliers, and regulators Boeing is committed to regularly assessing and managing its supplier-related risks and adhering to high standards of ethical and business conduct for the Company’s procurement of goods and services We outline expected behaviors for all suppliers in our Supplier Code of Conduct and our contractual relationships are designed to enforce lawful, ethical and fair business practices Boeing partners with our supply chain on responsible and sustainable supply chain practices including supplier diversity, small business utilization, upholding human rights and proactively addressing sustainability risks to create resilience and stability within our supply base Boeing does not tolerate any form of slavery, human trafficking, forced labor or child labor, as described in our Code of Basic Working Conditions and Human Rights, has implemented practices to enforce these standards, and requires similar behaviors from our suppliers

Item 7. Shareholder proposal regarding A Report on lobbying activities THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL The Board believes that our demonstrated, long-standing record of political transparency renders the proposal unnecessary Proponent: The Province of St. Joseph of the Capuchin Order Boeing regularly engages across all levels of government and works with trade, industry, and civic groups that provide critical expertise Boeing maintains robust policies and procedures to promote the transparency of its lobbying and advocacy activities, including: Discloses annual trade association contributions of greater than $25,000, along with information about the portion of dues that each association used for lobbying activities Prohibits the use of corporate funds to support federal, state or local candidates, political parties, or ballot initiatives Prohibits trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure Boeing’s Board maintains strong oversight of political engagement and lobbying Governance & Public Policy Committee reviews developments and trends in political advocacy and oversees political advocacy activities and expenditures to ensure alignment with the Company’s values, business strategies, and long-term shareholder interests Boeing’s Executive Vice President, Government Operations, reports regularly to the Governance & Public Policy Committee and annually to the full Board on Boeing’s lobbying and other advocacy activities Audit Committee regularly receives updates from the Company’s Compliance Risk Management Board on the effectiveness of Boeing’s policies and procedures to ensure that the Company’s political activities meet its high standards

Item 8. Shareholder proposal regarding A Report on climate lobbying THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL The Board believes that based on our existing lobbying and climate change strategy disclosures, this proposal would not result in meaningful additional information to shareholders Proponent: John Chevedden Boeing considers climate change to be an urgent issue and has demonstrated its support for the Paris Agreement Safe and sustainable aviation is a strategic focus and the Company is actively developing low-carbon transition plans Achieved net-zero carbon emissions at manufacturing and other facilities and has set ambitious 2030 climate goals across GHG emissions and renewable electricity Sustainability Report provides indexes with alignment to the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), Task Force on Climate-related Financial Disclosures (TCFD) and the United Nations Sustainable Development Goals (U.N. SDGs) Boeing maintains robust and transparent lobbying disclosures with Board oversight Maintains a public website that provides a comprehensive overview of its corporate political activity, including Board oversight, lobbying activity, political action committee contributions, and trade association memberships of $25,000 or more For the sixth consecutive year, the 2022 CPA-Zicklin Index listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability The Governance & Public Policy Committee’s oversight ensures that the Company’s political activities align with long-term shareholder interests Boeing actively reviews trade associations’ alignment with stated positions, including climate change Provides detailed disclosure on its direct and indirect influence on policy through the Company’s annual CDP climate change response If Boeing’s stated policy positions differ from those advocated by supported organizations, the Governance & Public Policy Committee and EVP of Government Operations ensure that the Company engages constructively with such organizations and, if necessary, reduce or withdraw support

Item 9. Shareholder proposal regarding pay equity disclosure THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL The Board believes that our existing disclosures reflect broad shareholder views and additional reporting is not in the best interests of our shareholders Proponent: James McRitchie Boeing conducts regular compensation reviews to ensure that employees are compensated equitably throughout their careers – independent of race, gender or ethnicity Boeing annually reports on its equity, diversity and inclusion efforts through its Sustainability Report and the Global Equity, Diversity & Inclusion (GEDI) Report The 2022 GEDI is Boeing’s second report sharing its diversity metrics; the Company increased transparency in 2022, sharing data on women of color, disability, gender identity and sexual orientation for the first time Discloses diversity data within its consolidated EEO-1 report Boeing has a robust approach to equity, diversity and inclusion with strong Board oversight In 2021, we established near-term aspirations to address the Company’s representation gaps and is on track to meet many of these goals by 2025 In 2022, the Compensation Committee added equity, diversity, and inclusion as a focus area to Boeing’s Annual Incentive Plan Board maintains direct oversight through the Governance & Public Policy Committee which has responsibility for monitoring and reviewing the Company’s public policy and corporate sustainability, including equity, diversity and inclusion The Chief Sustainability Officer leads the Global Enterprise Sustainability organization and reports the progress of sustainability objectives and stakeholder-oriented reports regularly to the Governance & Public Policy Committee and the full Board, which includes diversity and inclusion initiatives, and the Vice President, Global Equity, Diversity & Inclusion leads the Company’s diversity efforts and reports to the Chief Human Resources Officer

Sustainability & diversity

Products & Services Safe and Sustainable Demonstrate an unwavering commitment to safety, quality, integrity and sustainability Operations Responsible and Resilient Operate sustainably and engage transparently on behalf of our customers and stakeholders Sustainability is rooted in our values and our stakeholders’ expectations Board of Directors Governance & Public Policy Committee Oversees Boeing’s sustainability policies and practices, including matters related to environmental stewardship and climate change Chief Sustainability Officer Executive Council Member Leads Global Enterprise Sustainability Responsible for enterprise-wide sustainability strategy, focusing on priorities, stakeholder-oriented reporting and company performance Global Sustainability Council & Extended Council Global leaders from across business units and functions provide leadership, partnership and action to advance objectives and strategy for sustainability People Healthy and Empowered Committed to advancing a collaborative, inclusive and globally diverse culture Communities Purposeful Partnerships Focus on opportunities that inspire our future, empower our heroes and strengthen our homes We have Organized our Sustainability Priorities and Initiatives around Four Key Pillars: Approach to Sustainability Robust Oversight of Sustainability: Subcouncils Policy Customers Sustainability & Enterprise Services Sustainable Aviation Fuel Technology & Future Mobility Finance & Governance

COMMITTED TO ENVIRONMENTAL LEADERSHIP

BOEING

Sustainable Aerospace 2050

Fleet Renewal | Operational Efficiency | Renewable Energy | Advanced Technology

People, Partnerships, Policies

Reducing our Environmental Footprint

In Our Products

- **Invested to create and launch Cascade**, a data modeling and visualization tool that supports the industry's goal of achieving net-zero emissions by 2050
- Purchased 2M gallons (7.6M liters) of **sustainable aviation fuel for 2022 commercial operations**
- Committed to delivering commercial airplanes that are capable to fly on **100% sustainable aviation fuel by 2030**

In Our Operations

- **Maintained net-zero operations** for Scope 1 and 2 emissions for the third year in a row
- Co-led efforts with the International Aerospace Environmental Group (IAEG) to **align on a voluntary industry-wide approach to supplier ESG assessment and education**
- Set **2030 environmental performance goals** to support GHG action on operational emissions

Operations Environmental Goals and Progress[1]

	2021 Progress Toward 2025 Goals[2]	2030 Goals
GHG	**25%** GHG emissions reduction[4]	• Net-zero emissions[3] • 55% GHG reduction from 2017 • 100% renewable electricity
	12.2% energy-use reduction[5]	• 10% energy-intensity reduction from 2025
	26.4% water withdrawal reduction	• 5% reduction in water withdrawal from 2025
	53% solid waste reduction	• 30% reduction in solid waste produced from 2025 • Over 90% diversion from landfill or incineration • Zero waste where applicable at major sites
	28% hazardous waste reduction	• 5% hazardous waste reduction from 2025

Addressing Climate Change

- **Climate risks and opportunities inform our strategy,** as evidenced by our commitments and actions in products, services and operations
- Actively conserve and **monitor emissions, fuel use and energy efficiency** to track progress towards our goals
- Disclosed our **Scope 3 Use of Sold Product emissions** for commercial aircraft and defense, space and security, an important step toward understanding our contributions and potential reduction pathway

[1]Operational goals shown are absolute targets and not indexed to production levels or growth. 2021 performance was affected by changes associated with occupancy and operations during the COVID-19 pandemic, as well as conservation and changes in how Boeing purchases energy. The targets were established against a 2017 baseline. The 2025 goals will act as a milestone to guide actions and progress to the 2030 goals.
[2] The 2030 GHG reduction goal is set with an operational boundary of The Boeing Company, and includes all Scope 1 and Scope 2 emissions.
[3]The net-zero achievement covered Scope 1 and Scope 2 emissions for all manufacturing and work sites within the company's operational control as well as Scope 3 – Business Travel.
[4]The 2025 GHG reduction goal was set with an operational boundary of the Core Metric Sites, which represent the majority (70%) of Boeing's operations, and includes emissions from electricity use and natural gas.
[5]Energy includes natural gas, other fuels and electricity.

Boeing is committed to reducing the environmental impact of our products, services and operations to address challenges posed by climate change

Copyright © 2023 Boeing. All rights reserved.

20

ADVANCING EQUITY, DIVERSITY AND INCLUSION

Our Aspirations

To address our representation gaps and build a culture of inclusion, in 2021 we established a set of aspirations we will strive to achieve by 2025:

- **Increase** the Black representation rate in the U.S. by 20%
- **Close** representation gaps for historically underrepresented groups
- **Achieve** parity in retention rates of all groups
- **Advance** common understanding, shared experiences and mutual respect
- **Eliminate** significant differences between the experiences of teammates from different backgrounds
- **Report** diversity metrics and progress annually

Our Actions to Achieve our Aspirations

Equity For All

- **Ensure fairness for every team member** at every stage of their employment
- **Commit to structural and systemic equity**
- **Share diversity metrics and progress** to hold ourselves accountable

Team of All

- **Achieve diverse representation** at every level of the organization
- **Find, hire and keep talent** that represents the diversity in our market places
- **Strengthen community and supplier partnerships** around the globe

Inclusion by All

- Build a culture where **all team members feel seen, heard, valued and respected**
- Support each other on the journey to **disrupt bias, racism and discrimination**
- **Embed Seek, Speak & Listen habits** into our cultural DNA

Key Diversity Metrics

Our diversity numbers are on par with our industry but we aspire to be leaders in our industry and among the leading companies worldwide



Racial and Ethnic Minorities*
32.7%
Asian: 14.6%
2 or More Races: 2.3%
Hispanic/ Latino/a/x: 7.4%
Native American: 0.8%
Black: 6.6%
Pacific Islander: 0.7%
Women*
23.2%
Veterans*
14.6%

* Represents U.S. Overall; numbers may not total 100%. Race identification formatting was changed in 2021 to more correctly reflect the identities of employees. Racial and ethnic minority representation includes Asian, Black, Hispanic/ Latino/a/x, Native American, Pacific Islander and Two or More Races as defined by the U.S. Equal Employment Opportunity Commission. A veteran is defined as a person who served in the active military, naval, or air service and who was discharged or released therefrom under conditions other than dishonorable.

Our Board has direct oversight of equity, diversity and inclusion efforts, including regular reviews of diversity metrics

Copyright © 2023 Boeing. All rights reserved.

21

We Ask For Your Support at the 2023 AGM Proposal 1. FOR Election of 13 directors Proposal 2. FOR Advisory vote on named executive officer compensation Proposal 3. EVERY YEAR Advisory vote on frequency of future advisory votes on named executive officer compensation Proposal 4. FOR The Boeing Company 2023 Incentive Stock Plan Proposal 5. FOR Ratify the appointment of Deloitte & Touche LLP as the independent auditor Proposal 6. AGAINST Shareholder proposal – China report Proposal 7. AGAINST Shareholder proposal – report on lobbying activities Proposal 8. AGAINST Shareholder proposal – report on climate lobbying Proposal 9. AGAINST Shareholder proposal – pay equity disclosure

Caution Concerning Forward-Looking Statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) competition within our markets; (7) our non-U.S. operations and sales to non-U.S. customers; (8) changes in accounting estimates; (9) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (10) our dependence on U.S. government contracts; (11) our reliance on fixed-price contracts; (12) our reliance on cost-type contracts; (13) contracts that include in-orbit incentive payments; (14) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (15) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (16) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (17) potential environmental liabilities; (18) effects of climate change and legal, regulatory or market responses to such change; (19) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (20) substantial pension and other postretirement benefit obligations; (21) the adequacy of our insurance coverage; (22) customer and aircraft concentration in our customer financing portfolio; and (23) work stoppages or other labor disruptions. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.